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                                                                  EXECUTION COPY




                          SECURITIES PURCHASE AGREEMENT

                                  By and Among

                    WORLD WIDE WIRELESS COMMUNICATIONS INC.,

                        ESQUIRE TRADING & FINANCE, INC.,

                            AMRO INTERNATIONAL, S.A.,

                               CELESTE TRUST REG.,

                        THE ENDEAVOR CAPITAL FUND, S.A.,

                                  NESHER, LTD.

                             THE KESHET FUND, L.P.,

                                       AND

                                  KESHET, L.P.

                           Dated as of April 14, 2000




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


                                                  TABLE OF CONTENTS

                                                                                                               Page
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
ARTICLE I         PURCHASE AND SALE OF THE SECURITIES.............................................................1
   1.1   Purchase and Sale........................................................................................1
   1.2   The Closings.............................................................................................2

ARTICLE II        REPRESENTATIONS AND WARRANTIES..................................................................4
   2.1   Representations and Warranties of the Company............................................................4
   2.2   Representations and Warranties of the Purchasers........................................................12

ARTICLE III       OTHER AGREEMENTS OF THE PARTIES................................................................13
   3.1   Transfer Restrictions...................................................................................13
   3.2   Stop Transfer Orders; Suspension of Qualification.......................................................14
   3.3   Furnishing of Information...............................................................................14
   3.4   Form D; Blue Sky Laws...................................................................................15
   3.5   Integration.............................................................................................15
   3.6   Certain Agreements......................................................................................15
   3.7   Listing and Reservation of Underlying Shares and Warrant Shares; Compliance with Law....................15
   3.8   Notice of Breaches......................................................................................16
   3.9   Conversion Obligations of the Company...................................................................16
   3.10  Use of Proceeds.........................................................................................17
   3.11  Indemnification.........................................................................................17
   3.12  Subsequent Sales and Registrations......................................................................18
   3.13  Proxy Statement.........................................................................................19
   3.14  Filing of Certificate of Amendment and Certificate of Designation.......................................19
   3.15  Filing of Form 8-K......................................................................................19
   3.16  Incorporation of the Debentures and the Certificate of Designation By Reference.........................19

ARTICLE IV        CONDITIONS.....................................................................................19
   4.1   Conditions Precedent to Sale of the Initial Securities..................................................19
   4.2   Conditions Precedent to the Obligation of the Purchasers to Purchase the Additional Securities..........21

ARTICLE V         MISCELLANEOUS..................................................................................23
   5.1   Fees and Expenses.......................................................................................23
   5.2   Entire Agreement; Amendments............................................................................23
   5.3   Notices.................................................................................................23
   5.4   Amendments; Waivers.....................................................................................24
   5.5   Headings................................................................................................24
   5.6   Successors and Assigns..................................................................................24
   5.7   No Third Party Beneficiaries............................................................................25
   5.8   Governing Law...........................................................................................25

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   5.9   Survival................................................................................................25
   5.10  Execution...............................................................................................25
   5.11  Publicity...............................................................................................25
   5.12  Consent to Jurisdiction; Attorneys' Fees................................................................25
   5.13  Waiver of Jury Trial....................................................................................26
   5.14  Severability............................................................................................26
   5.15  Remedies................................................................................................27
   5.16  Independent Nature of Purchasers' Obligations and Rights................................................27


                                                        -ii-
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Schedules and Exhibits

Schedule 1          -   Purchasers of Securities
Schedule 2          -   Purchasers of Securities at Subsequent Closings
Schedule 2.1(a)     -   Organization and Qualification; Subsidiaries
Schedule 2.1(c)(i)  -   Capitalization; Rights to Acquire Capital Stock
Schedule 2.1(c)(ii) -   Notice  with  Respect to Listing
Schedule 2.1(f)     -   Consents and Approvals
Schedule 2.1(g)     -   Litigation; Proceedings
Schedule 2.1(q)     -   Intellectual  Property  Rights
Schedule 2.1(s)     -   Registration Rights, Rights of Participation
Schedule 2.1(t)     -   Title

Exhibit A           -   Form of Debentures
Exhibit B           -   Form of Warrants
Exhibit C           -   Form of Certificate of Designation
Exhibit D           -   Form of Registration Rights Agreement
Exhibit E           -   Form of Transfer Agent Instructions
Exhibit F           -   Legal Opinion of Evers & Hendrickson LLP
Exhibit G           -   Form of Certificate of Amendment of Articles of
                        Incorporation

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 14, 2000, by and among World Wide Wireless Communications Inc., a Nevada corporation (the "Company"), Esquire Trading & Finance, Inc. ("Esquire"), Amro International, S.A. ("Amro"), Celeste Trust Reg. ("Celeste"), The Endeavor Capital Fund, S.A. ("Endeavor"), Nesher, Ltd. ("Nesher"), The Keshet Fund, L.P. ("Keshet Fund") and Keshet, L.P. ("Keshet"). Esquire, Amro, Celeste, Endeavor, Keshet Fund and Keshet are each referred to herein as a "Purchaser" and are collectively referred to herein as the "Purchasers."

         WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to acquire from the Company, $4,592,000 aggregate principal amount of 4% Convertible Debentures due 2005 of the Company (the "Debentures"), which Debentures are exchangeable for a like stated value of Series A
Convertible Preferred Stock, par value $0.01 per share and stated value of $1,000 per share, upon Shareholder Approval (as defined herein) (the "Preferred Stock" and, together with the Debentures, the "Convertible Securities"), shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and warrants (the "Warrants") to purchase shares of the Common Stock.

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

                                    ARTICLE I

                       PURCHASE AND SALE OF THE SECURITIES

         1.1      Purchase and Sale.


                  (a) Subject to the terms and conditions set forth, the Company shall issue and sell to the Purchasers, and the Purchasers, severally and not jointly, shall purchase from the Company (i) an aggregate principal amount of $4,592,000 of Debentures, (ii) 1,064,000 shares of Common Stock (the "Shares") and (iii) Warrants to purchase up to 5,040,000 shares of Common Stock.

                  (b) The Debentures shall be substantially in the form annexed hereto as Exhibit A and the Warrants shall be in the form annexed hereto as Exhibit B. The Preferred Stock shall have the respective rights, preferences and privileges set forth in the Company's Certificate of Designation, Preferences and Rights of the Series A Preferred Stock (the "Certificate of Designation") the form of which is annexed hereto as Exhibit C, which Certificate of Designation, upon Shareholder Approval, shall be promptly filed by the Company with the Secretary of State of the State of Nevada (the "Nevada Secretary of State").

         1.2      The Closings.

                  (a) The Initial Closing.

                           (i) The closing of the purchase and sale of the Initial Securities (as defined below) (the "Initial Closing") shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, immediately following the execution hereof or such later date or different location as the parties shall agree in writing, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Initial Closing is hereinafter referred to as the "Initial Closing Date." At the Initial Closing, the Company shall sell and issue to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, (A) an aggregate principal amount of $3,280,000 of Debentures (the "Initial Debentures"), (B) 760,000 shares of Common Stock (the "Initial Shares") and (C) Warrants to purchase up to 3,600,000 shares of Common Stock (the "Initial Warrants" and together with the Initial Debentures and Initial Shares, the "Initial Securities") for an aggregate purchase price of $4,800,000 (the "Initial Purchase Price").

                           (ii) At the Initial Closing (a) the Company shall deliver to each Purchaser (1) Initial Debentures (in definitive form) in the denominations specified on Schedule 1 attached hereto, each registered in the name of such Purchaser, (2) one or more certificates representing the Initial Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, each registered in the name of such Purchaser (3) a warrant agreement representing the Initial Warrants purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 1 attached hereto, registered in the name of such Purchaser, and (4) all other documents, instruments and writings required to have been delivered at or prior to the Initial Closing by the Company pursuant to this Agreement and the Registration Rights Agreement dated the date hereof by and among the Company and the Purchasers, in the form of Exhibit D annexed hereto (the "Registration Rights Agreement"), and (b) each Purchaser shall deliver to the Company the portion of the Initial Purchase Price set forth next to its name on Schedule 1, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Initial Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Initial Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                  (b) Subsequent Closings.

                  (i) Subsequent Closings. The date and time of the Subsequent Closings (as defined below) (the "Subsequent Closing Dates") shall be 10:00 a.m., Eastern time, on the date specified in the Additional Share Notice (as defined below) or the Company Call Notice (as defined below), as the case may be


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

         (or such later date as is  mutually  agreed to by the  Company  and the applicable Purchaser or Purchasers). At any time after the Initial Closing Date, at such Purchaser's option (each, a "Purchaser Call Option"), by delivering written notice to the Company (an "Additional Securities Notice") at least five (5) Business Days (the "Additional Securities Notice Date") prior to the Subsequent Closing Date set forth in the Additional Securities Notice, the Purchasers may, severally and not jointly, purchase from the Company, and the Company shall sell and issue at multiple closings, if applicable, to the Purchasers, such Purchaser's portion (based on the amounts set forth next to such Purchaser's name on Schedule 2 attached hereto) of (A) an additional $1,312,000 aggregate principal amount of Debentures or, if the Shareholder Approval shall have been obtained, 1,312 shares of Preferred Stock (the "Additional Convertible Securities"), (B) 304,000 shares of Common Stock (the "Additional Shares") and (C) Warrants to purchase an additional 1,440,000 shares of Common Stock (the
         "Additional Warrants" and together with the Additional Convertible Securities and the Additional Shares, the "Additional Securities") for an aggregate purchase price of $1,920,000. Each Purchaser shall only be entitled to deliver one Additional Securities Notice. The Additional Securities Notice shall set forth (i) such Purchaser's portion of the Additional Securities as set forth on Schedule 2 attached hereto, (ii) such Purchaser's portion of the Additional Purchase Price (as defined below) as set forth on Schedule 2 attached hereto and (iii) the date for the Subsequent Closing Date. The closings of the purchase and sale of the Additional Securities are hereinafter referred to each as the "Subsequent Closing," and the purchase price paid for the Additional Securities is hereinafter referred to as the "Additional Purchase Price." The Initial Closing and the Subsequent Closing are each referred to herein as a "Closing." If any Purchaser has not exercised its Purchaser Call Option on the third day after the date on which the Registration Statement (as defined in the Registration Rights Agreement) is declared effective by the Securities and Exchange Commission (the "Commission") (or if such third day is not a business day, the next succeeding business day), the Company shall have the option, by delivering written notice to such Purchaser (a "Company Call Notice") at least five (5) Business Days (the "Company Call Notice Date") prior to the Subsequent Closing Date set forth in the Company Call Notice, to sell and issue to such Purchaser, and such Purchaser shall, severally and not jointly, purchase from the Company such Purchaser's portion (based on the amounts set forth next to such
         Purchaser's name on Schedule 2 attached hereto) of the Additional Securities. The Company Call Notice shall set forth (i) such Purchaser's portion of the Additional Securities as set forth on
         Schedule 2 attached hereto, (ii) such Purchaser's portion of the Additional Purchase Price as set forth on Schedule 2 attached hereto and (iii) the date for the Subsequent Closing Date.

                  (ii) At the Subsequent Closing,  (a) the Company shall deliver to each Purchaser (1) Additional Convertible Securities in the denominations specified on Schedule 2 attached hereto, each registered in the name of such Purchaser, (2) one or more certificates representing the Additional Shares purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 2 attached hereto, each registered in the name of such Purchaser, (3) a warrant agreement representing the Additional Warrants purchased by such Purchaser as set forth next to such Purchaser's name on Schedule 2 attached hereto, registered in the name of such Purchaser, and (4) all other documents, instruments and writings required to have been delivered at or prior to the Subsequent Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, and (b) each Purchaser shall deliver to the Company the portion of the Additional Purchaser Price set forth next to its name on Schedule 2 attached hereto, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose on or prior to the Subsequent Closing Date, and all documents, instruments and writings required to have been delivered at or prior to the Subsequent Closing by such Purchaser pursuant to this Agreement and the Registration Rights Agreement. The Subsequent Closing shall take place in the same manner as the Initial Closing; provided, however, that in no case shall the Subsequent Closing take place unless and until the conditions listed in Section 4.2 have been satisfied or waived by the appropriate party.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchasers as follows:

                  (a) Organization and Qualification; Subsidiaries. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in Schedule 2.1(a) (collectively, the "Subsidiaries"). Other than the Subsidiaries, the Company does not own any equity securities of any other Person. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind. Each of the Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Debentures or any of the other Transaction Documents (as defined below), (y) have or result in a material adverse effect on the results of operations, assets, prospects or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document, including, without limitation, the Company's obligations under Section 3.7 hereof (any of (x), (y) or (z), being a "Material Adverse Effect").

                  (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, the other Transaction Documents and, subject to Shareholder Approval, the Certificate of Amendment to the Articles of Incorporation (the "Certificate of Amendment") and Certificate of Designation, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Registration Rights Agreement, the Debentures and the Warrants are collectively referred to as the "Transaction Documents." The execution and delivery of each of the Transaction Documents, the Certificate of Amendment and the Certificate of Designation by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and, except for the Shareholder Approval with respect to the Certificate of Amendment and Certificate of Designation, no further action is required by the Company. Each of the Transaction Documents has been or will be prior to the applicable Closing duly executed by the Company and each constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other organizational documents.

                  (c)  Capitalization;  Rights to  Acquire  Capital  Stock.  The
authorized,  issued and outstanding capital stock of the Company is set forth in
Schedule 2.1(c). All issued and outstanding shares of capital stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. Except as disclosed in Schedule 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company;
(iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended (the "Securities Act")(except the Registration Rights Agreement); (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the

Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities (as defined below) as described in this Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. Except as set forth on Schedule 2.1(c), and, to the best knowledge of the Company, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. The Common Stock is quoted on the OTC Bulletin Board. Except as described on
Schedule 2.1(c)(ii), the Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing. After giving effect to the transactions contemplated in this Agreement, the Company believes that it is in compliance with all such maintenance requirements.

                  (d) Issuance of Securities. The Shares have been duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, security interests, charges and rights of first refusal of any kind (collectively, "Liens"). The Preferred Stock, when issued in exchange for the Debentures in accordance with the terms of the Debentures, shall be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens. The Shares, the Preferred Stock and the Warrants, upon issuance, will not subject the holders thereof to personal liability by reason of being such holders. The shares of Common Stock issuable upon conversion of the Convertible Securities are referred to herein as the "Underlying Shares." When issued in accordance with the Debentures or the Certificate of Designation, as the case may be, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the "Warrant Shares." When issued and paid for in accordance with the Warrants, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens. The Debentures, the Shares, the Preferred Stock, the Warrants, the Underlying Shares and the Warrant Shares are referred to herein collectively as the "Securities." The Company has and, at each Closing Date, will have and at all times while the Convertible Securities and the Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock at least equal to the sum of (A) 200% of the number of shares of Common Stock needed to provide for the issuance of the Underlying Shares (without regard to any limitations on conversions thereof) and (B) 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on exercise thereof).

                  (e) No Conflicts. The execution, delivery and performance of this Agreement, the other Transaction Documents, the Certificate of Amendment and the Certificate of Designation by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Underlying Shares and the Warrant Shares) do not and will not (i) conflict with or violate any provision of its or any of its Subsidiaries' charter, bylaws or other organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument (evidencing a debt of the Company or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iv) result in the creation or imposition of a Lien upon any of the Securities or any of the properties or assets of the Company or any Subsidiary, or any of its "Affiliates" (as such term is defined under Rule 405 promulgated under the Securities Act), except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority except for any such violation as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

                  (f) Consents and Approvals. Except as specifically set forth in Schedule 2.1(f), neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, the Certificate of Amendment or Certificate of Designation, other than (i) the filing of the Registration Statement with the Commission, which shall be filed in accordance with and in the time periods set forth in the Registration Rights Agreement, (ii) the filing of the Certificate of Amendment and the Certificate of Designation with the Nevada Secretary of State promptly upon receipt of Shareholder Approval, (iii) the application(s) or any letter(s) acceptable to the National Association of Securities Dealers, Inc. (the "NASD") for the quotation of the Shares, the Underlying Shares and the Warrant Shares on the OTC Bulletin Board (and with any other national securities exchange or market on which the Common Stock is then listed) and (iv) any filings, notices or registrations under applicable federal and state securities laws with respect to the Shareholder Approval (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

                  (g) Litigation; Proceedings. Except as disclosed in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective assets or properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which
(i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Certificate of Amendment, the Certificate of Designation or the Securities or (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound which would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body applicable to it, or (iii) is in violation of any statute, rule or regulation of any governmental authority to which it is subject, which violation could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein not misleading.

                  (j) Form SB-2; Financial Statements; No Adverse Change. The Company has filed a Registration Statement on Form SB-2 (File No. 333-95341) with the Commission (as amended or supplemented from time to time, the "SB-2"). As of the date of filing of the SB-2 and each amendment thereto, the SB-2 complied in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, and did not when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company and its Subsidiaries are subject have been filed as exhibits to the SB-2 as required; neither the Company nor any of its Subsidiaries is in breach of any agreement where such breach could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The financial statements of the Company included in the SB-2 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present, in all material respects, the consolidated financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the SB-2, there has been no event, occurrence or development that has had, or would reasonably be expected to have, a Material Adverse Effect that has not been specifically disclosed to the Purchasers by the Company.

                  (k) Seniority. No class of equity securities of the Company is senior to the Preferred Stock in right of payment, whether upon liquidation, dissolution or otherwise.

                  (l) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (m) Certain Fees. Except as set forth in Section 5.1 hereof, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 2.1(m) that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchasers, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees arising from the action or inaction of the Company.

                  (n) Solicitation Materials. The Company has not distributed any offering materials in connection with the offering and sale of the Securities. The Company confirms that it has not provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

                  (o) Employment Matters. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred and expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (p) Exclusivity. The Company shall not issue and sell the Debentures, the Shares, the Preferred Stock or the Warrants to any Person other than the Purchasers pursuant to this Agreement other than with the prior written consent of each of the Purchasers.

                  (q) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 2.1(q), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, except where such expiration or termination would not have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2.1(q), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. Except as set forth on Schedule 2.1(q), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have, individually or in the aggregate, a Material Adverse Effect.

                  (r) Acknowledgment of Dilution. The Company understands and acknowledges that the number of Underlying Shares issuable upon conversion of the Convertible Securities will increase in certain circumstances. The Company further acknowledges that its obligation to issue (i) the Underlying Shares upon conversion of the Convertible Securities and (ii) the Warrant Shares upon exercise of the Warrants is, in each case, unconditional and absolute regardless of the effect of any such dilution.

                  (s) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(s) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, any other Transaction Document, the Certificate of Amendment or the Certificate of Designation.

                  (t) Title. Except as disclosed in Schedule 2.1(t), the Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company or the Subsidiaries, in each case free and clear of all liens, except for liens, claims or encumbrances that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries. Neither the Company nor any of its Subsidiaries owns any real property. Any real property and facilities held under lease by the Company or the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries.

                  (u) Permits. The Company and the Subsidiaries possess all franchises, certificates, licenses, authorizations and permits or similar authority issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SB-2 except where the failure to possess such permits would not, individually or in the aggregate, have a Material Adverse Effect ("Material Permits"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

                  (v) Insurance. The Company and each Subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards. Neither the Company nor any Subsidiary has received notice from, and has any knowledge of any threat by, any insurer (that has issued any insurance policy to the Company or any Subsidiary) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

                  (w) Taxes. All applicable tax returns required to be filed by the Company and each of the Subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, the Subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or the Subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate or individually have a Material Adverse Effect.

                  (x) Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (y) Private Offering. The Company and all Persons acting on its behalf have not made, and will not make, offers or sales of the Debentures, the Shares, the Preferred Stock or the Warrants, and any securities that might be integrated with offers and sales of the Debentures, the Shares, the Preferred Stock and the Warrants, except to "accredited investors" (as defined in Regulation D ("Regulation D") under the Securities Act) without any general solicitation or advertising and otherwise in compliance with the conditions of Regulation D. The offer and sale by the Company to the Purchasers of the Convertible Securities and the Warrants and the Underlying Shares and the Warrant Shares into which the Convertible Securities and the

Warrants are convertible or exercisable, as the case may be, is exempt from the registration requirements of the Securities Act.

                  (z) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any securities under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions.

                  (aa) Full Disclosure. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein true, in light of the circumstances under which they were made, not misleading.

         2.2 Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as follows:

                  (a) Investment Intent. Such Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

                  (b) Investor Status. At the time such Purchaser was offered the Securities, and at each Closing Date, (i) it was and will be, an "accredited investor" (as defined in Regulation D), or (ii) such Purchaser either alone or together with its representatives, had and will have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and had and will have so evaluated the merits and risks of such investment. Such Purchaser has the authority and is duly and legally qualified to purchase and own the Securities.

                  (c) Ability of Purchaser to Bear Risk of Investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

                  (d) Reliance. Each Purchaser understands and acknowledges that
(i) the Securities are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

                  The Company acknowledges and agrees that the Purchasers make no representations or warranties with respect to the transactions contemplated hereby or the other Transaction Documents other than those specifically set forth in this Section 2.2.

                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

         3.1      Transfer Restrictions.

                  (a) If any Purchaser should decide to dispose of any Shares, any Convertible Securities (and upon conversion thereof, any of the Underlying Shares) or Warrants (and upon exercise thereof, any of the Warrant Shares) held by it, each Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act which opinion shall be delivered by counsel for the Company or, at the Purchaser's option, another counsel designated by the Purchaser. Notwithstanding the foregoing, the Company hereby consents to and agrees to register (i) any transfer of Securities by one Purchaser to another Purchaser, and agrees that no documentation other than executed transfer documents shall be required for any such transfer, and (ii) any transfer by any Purchaser to an Affiliate of such Purchaser or to an Affiliate of another Purchaser, or any transfer among any such Affiliates, provided that transferee certifies in writing to the Company that it is an "accredited investor" (as defined in Regulation D). At any time after the first anniversary of the Initial Closing Date, if the Securities have not been registered under the Securities Act, the Company agrees, upon any Purchaser's request, to provide to such Purchaser a written opinion of counsel, the form and substance of which shall be reasonably satisfactory to such Purchaser, to the effect that the Purchaser may transfer its Securities pursuant to Rule 144 of the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

                  (b) Each Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON

         AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

         The Underlying Shares issuable upon conversion of the Convertible Securities and the Warrant Shares issuable upon exercise of the Warrants shall not contain the legend set forth above if such conversion or exercise occurs at any time while the Registration Statement is effective under the Securities Act and upon the sale of the Underlying Shares or the Warrant Shares by the Purchasers or in the event there is not an effective Registration Statement at such time, if in the written opinion of counsel to the Company (such opinion to be furnished at the sole expenses of the Company at the request of a Purchaser) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide each Purchaser, upon request, with a certificate or certificates representing Underlying Shares and/or Warrant Shares, free from such legend at such time as such legend is no longer required hereunder.

         3.2 Stop Transfer Orders; Suspension of Qualification. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section
3.1. The Company will advise the Purchasers, promptly after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending the use of any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

         3.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to use its best efforts to cause the SB-2 to be declared effective under the Securities Act as promptly as possible. The Company shall furnish copies of all amendments to the SB-2 and copies of all correspondence relating thereto to the Purchasers and their counsel, which documents will be subject to the review of the Purchasers and their counsel. Thereafter, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchasers with true and complete copies of all such filings. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares and/or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in Section 3.1. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Initial Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for, or obtain exemption for the Securities for, sale to the Purchasers at the Initial Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Purchasers on or prior to the Initial Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Initial Closing Date.

         3.5 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of any or all of such securities to any Purchaser.

         3.6 Certain Agreements. As long as any Purchaser owns Securities, the Company shall not and shall cause the Subsidiaries not to, without the consent of the holders of all of the Securities then outstanding, (i) amend its certificate of incorporation, bylaws or other organizational documents so as to adversely affect any rights of any Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock except as permitted under the Transaction Documents and as would not adversely affect the rights of any Purchaser hereunder or under the other Transaction Documents; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in any manner; (iv) issue any series of preferred stock or other securities with rights senior (in respect of liquidations, dividends, preferences and similar rights) to those of the Preferred Stock or (v) enter into any agreement with respect to any of the foregoing.

         3.7 Listing and Reservation of Underlying Shares and Warrant Shares; Compliance with Law

                  (a) The Company shall notify the Commission and the NASD, in accordance with their requirements, of the transactions contemplated by this Agreement and the other Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchasers and promptly provide copies thereof to the Purchasers.

                  (b) The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance upon conversion of the Convertible Securities and upon exercise of the Warrants, no less than the sum of (A) 200% of the number of shares of

Common Stock needed to provide for the issuance of the Underlying Shares (without regard to any limitations on conversions thereof) and (B) 100% of the number of shares of Common Stock needed to provide for the issuance of the Warrant Shares (without regard to any limitations on exercise thereof).

                  (c) Until at least two (2) years after the last of the Convertible Securities has been converted into Underlying Shares or the last of the Warrants has been exercised for the Warrant Shares, (i) the Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under such Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement or the Registration Rights Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules and regulations thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Securities Act and Exchange Act, except as permitted herein and (ii) the Company will take all action within its power to continue the listing or trading of its Common Stock on the OTC Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD.

         3.8 Notice of Breaches.

                  (a) Each of the Company and each Purchaser shall give prompt written notice to the other of any material breach of any representation, warranty or other agreement contained in this Agreement, any other Transaction Document, the Certificate of Amendment or the Certificate of Designation, as well as any events or occurrences arising after the date hereof and prior to any Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be materially incorrect or breached as of such Closing Date. However, no disclosure by any party pursuant to this Section 3.8 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

                  (b) Notwithstanding the generality of Section 3.8(a), the Company shall promptly notify each Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby or by any other Transaction Document violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to each Purchaser a copy of any written statement in support of or relating to such claim or notice.

                  (c) The default by any Purchaser of any of its obligations, representations or warranties under any Transaction Document shall not be imputed to, and shall have no effect upon, any other Purchaser or affect the Company's obligations under the Transaction Documents to any non-defaulting Purchaser with respect to any outstanding Shares, Convertible Securities, Warrants, Underlying Shares or Warrant Shares.

         3.9 Conversion Obligations of the Company. The Company covenants to convert the Convertible Securities and to deliver the Underlying Shares in accordance with the terms and conditions and within the time period set forth in the Debentures or the Certificate of Designation, as the case may be.

         3.10 Use of Proceeds. The Company shall use all of the proceeds from the sale of the Securities for working capital and general corporate purposes and not for the satisfaction of any portion of Company borrowings outside the normal course of business, including, without limitation, any obligation or liability of any kind whatsoever owed to a shareholder, officer or director of the Company, or to redeem Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

         3.11 Indemnification. The Company also will indemnify and hold the Purchasers harmless against any and all losses, claims, damages or liabilities to any such Person (including, without limitation, in connection with any action, proceeding or investigation brought by or against any such Person, including by shareholders of the Company) in connection with or as a result of any matter referred to in Transaction Documents, the Certificate of Amendment or the Certificate of Designation, including, without limitation, for any misrepresentation by the Company, for breaches of representations and warranties contained in any of the Transaction Documents, the Certificate of Amendment or the Certificate of Designation, and for any breach, non-compliance or nonfulfillment by the Company of any covenant, agreement or undertaking to be complied with or performed by it contained in or pursuant to the Transaction Documents, the Certificate of Amendment or the Certificate of Designation, except to the extent that it is finally judicially determined that such losses, claims, damages or liabilities resulted solely from the gross negligence or bad faith of the Purchasers. If for any reason the foregoing indemnification is unavailable to such Purchaser or is insufficient to hold such Person harmless, then the Company shall contribute to the amount paid or payable by such Purchaser as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Company and its shareholders on the one hand and the Purchasers on the other hand in the matters contemplated by the Transaction Documents, the Certificate of Amendment or the Certificate of Designation, as well as the relative fault of the Company and the Purchasers with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliate of the Purchasers and the partners, directors, agents, employees or controlling persons (if any), as the case may be, of the Purchasers and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers, any such affiliate and any such Person. The Company also agrees that neither the Purchasers nor any of such affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company in connection with or as a result of any matter referred to in this

Agreement, the other Transaction Documents, the Certificate of Amendment or the Certificate of Designation, except to the extent that it is finally judicially determined that any losses, claims, damages, liabilities or expenses incurred by the Company result solely from the gross negligence or bad faith of, or knowing breach of this Agreement, the other Transaction Documents, the Certificate of Amendment or the Certificate of Designation by, the Purchasers. Promptly after receipt by the Purchasers or any affiliate, partners, directors, agents, employees and controlling persons, as the case may be, of notice of any claim or other commencement of any action in respect of which indemnity may be sought, such party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the indemnified parties and the payment of fees and expenses of such counsel). The indemnified party shall cooperate with the Company and the Company's counsel in the defense of such claim or action. The Purchasers understand that the Company shall not in connection with any one such claim or action or separate but substantially similar related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all of the indemnified parties unless the defense of one indemnified party is unique or separate from that of another indemnified party or one or more legal defenses are available to an indemnified party but not to other indemnified parties subject to the same claim or action. In the event the Company does not promptly assume the defense of a claim or action, the indemnified parties shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The indemnified party shall not admit any liability with respect to the claim or action or settle, compromise, pay or discharge the same without the prior written consent of the Company so long as the Company is reasonably contesting or defending the same in good faith. The Company shall not compromise, settle or discharge any claim or action without the Purchasers' consent, as applicable, which consent will not be unreasonably withheld, unless there is no finding or admission of any violation of any law against the indemnified party and the sole relief is monetary damages paid in full by the Company. The provisions of this Section 3.11 shall survive any termination or completion of the Transaction Documents.

         3.12 Subsequent Sales and Registrations. (a) Until such time as all of the Convertible Securities have been converted into Common Stock or have been redeemed pursuant to the Debentures or the Certificate of Designation, the Company shall not, directly or indirectly, without the prior written consent of the Purchasers, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant of any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities or any instrument that permits the holder thereof to acquire Common Stock, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company,
(ii) shares issued upon exercise of any currently outstanding warrants disclosed in Schedule 2.1(c)(i), and (iii) shares of Common Stock issued upon conversion of the Convertible Securities or upon exercise of the Warrants.

         (b) Other than Underlying Shares, Warrant Shares and other "Registrable Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 90 Trading Days (as defined in the Debentures) after the dates that any registration statement relating to the Securities is declared effective by the Commission, without the prior written consent of the Purchasers, (i) register for resale any securities of the Company, except as set forth on Schedule 2.1(s), or (ii) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities except for (A) securities issued upon the exercise or conversion of the securities set forth on Schedule 2.1(c)(i) or (B) securities sold pursuant to the Company's employee benefit plans. Any days that any Purchaser is unable to sell Underlying Shares or Warrant Shares under the Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

         3.13 Proxy Statement. The Company shall provide each shareholder entitled to vote at the next meeting of shareholders of the Company, which meeting shall occur on or before July 15, 2000, a proxy statement, which has been previously reviewed by the Purchasers and counsel of their choice, soliciting each such shareholder's affirmative vote at such shareholder meeting for approval of the Company's issuance of all of the Securities as described in this Agreement and the authorization and adoption by the shareholders of the Certificate of Amendment and the Certificate of Designation, including the Preferred Stock described therein (such affirmative vote being referred to as the "Shareholder Approval"), and the Company shall use its best efforts to (i) solicit the Shareholder Approval, including hiring a proxy solicitation firm, and (ii) cause the Board of Directors of the Company to recommend to the shareholders that they approve such proposals.

         3.14 Filing of Certificate of Amendment and Certificate of Designation. Not later than the third Business Day following receipt of Shareholder Approval, the Company shall file the Certificate of Amendment and the Certificate of Designation with the Nevada Secretary of State and shall consummate the Company Exchange (as defined in the Debentures) in accordance with the terms of the Debentures.

         3.15 Filing of Form 8-K. On or before the first Business Day following each Closing Date, the Company shall file a Form 8-K with the Commission describing the terms of the transactions contemplated by the Transaction Documents and consummated at the applicable Closing, in the form required by the Exchange Act.

         3.16 Incorporation of the Debentures and the Certificate of Designation By Reference. The Debentures and, upon the filing thereof with the Nevada
Secretary of State, the Certificate of Designation, are hereby incorporated herein by reference and made a part hereof.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 Conditions Precedent to Sale of the Initial Securities

                  (a) Conditions Precedent to the Obligation of the Company to Sell the Initial Securities. The obligation of the Company to sell the Initial Securities hereunder is subject to the satisfaction or waiver by the Company, at or before the Initial Closing, of each of the following conditions:

                           (i) Accuracy of the Purchasers' Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date, as though made on and as of such date;

                           (ii) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Initial Closing; and

                           (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement.

                  (b) Conditions Precedent to the Obligation of the Purchasers to Purchase the Initial Securities. The obligation of each Purchaser hereunder to acquire and pay for the Initial Securities is subject to the satisfaction or waiver by such Purchaser, at or before the Initial Closing, of each of the following conditions:

                           (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though made on and as of such date;

                           (ii) Performance by the Company. The Company shall have performed, satisfied and complied with in all material respects all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing;

                           (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document;

                           (iv) Adverse Changes. Since the date of the financial statements included in the SB-2, no event which had a Material Adverse Effect and no material adverse change in the financial condition of the Company shall have occurred (for purposes hereof changes in the market price of the Common Stock may be considered as a factor in determining whether there has occurred an event which has had a Material Adverse Effect or whether a material adverse change has occurred);

                           (v) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on OTC Bulletin Board, which suspension shall remain in effect;

                           (vi) Legal Opinion. The Company shall have delivered to the Purchasers the opinion of Evers & Hendrickson LLP, outside counsel to the Company, in substantially the form annexed hereto as Exhibit F;

                           (vii) Required Approvals. All Required Approvals shall have been obtained;

                           (viii) Shares of Common Stock. On or prior to the Initial Closing Date, the Company shall have duly reserved the number of Underlying Shares and Warrant Shares required by the Transaction Documents to be reserved for issuance upon conversion of the Convertible Securities and upon exercise of the Warrants;

                           (ix) Delivery of Stock Certificates, Debentures and Warrant Certificates. The Company shall have delivered to each Purchaser or such Purchaser's designee, (i) stock certificates representing the Initial Shares, registered in the name of such Purchaser, each in form satisfactory to such Purchaser, (ii) the Debentures representing the Initial Debentures, registered in the name of such Purchaser, each in form satisfactory to the Purchaser, and
         (iii) warrant certificate(s) representing the Initial Warrants, registered in the name of such Purchaser, in form satisfactory to the Purchaser;

                           (x) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement;

                           (xi) Transfer Agent Instructions. The Irrevocable Transfer Agent Instructions, in the form of Exhibit E annexed hereto, shall have been delivered to and acknowledged in writing by the Company's transfer agent; and

                           (xii) Officer's Certificate. On the Initial Closing Date the Company shall deliver to the Purchasers an Officer's Certificate dated the Initial Closing Date and signed by an executive officer of the Company confirming the accuracy of the Company's representations, warranties and covenants as of the Initial Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.1 as of the Initial Closing Date.

         4.2 Conditions Precedent to the Obligation of the Purchasers to Purchase the Additional Securities. The obligation of each Purchaser hereunder to acquire and pay for the Additional Securities is subject to the satisfaction or waiver by each Purchaser, at or before the Subsequent Closing, of each of the following conditions:

                           (a) Initial Closing. The Initial Closing shall have occurred.

                           (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct as of the date when made and as of the Subsequent Closing Date, as though made on and as of such date, except where the event causing such representation or warranty to be untrue or incorrect would not result in a Material Adverse Effect;

                           (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the other Transactions Documents to be performed, satisfied or complied with by the Company at or prior to the Subsequent Closing Date;

                           (d) Registration Statement. The Registration Statement with respect to the Underlying Shares issuable on conversion of all Convertible Securities and with respect to the Warrant Shares issuable upon exercise of all Warrants shall have been declared effective under the Securities Act by the Commission, in a timely manner in accordance with the Registration Rights Agreement; and such Registration Statement shall be effective, not subject to any stop order and not be subject to any suspension pursuant to Section 3(d) of the Registration Rights Agreement, and no stop order shall be pending or threatened as of the Subsequent Closing Date;

                           (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents relating to the issuance, conversion or exercise of any of the Securities;

                           (f) Litigation; Proceedings. No action, suit, notice of violation, proceeding or investigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                           (g) No Suspensions of Trading in Common Stock. The trading in the Common Stock, at all times since the Initial Closing Date, shall not have been suspended by the Commission or on OTC Bulletin Board, which suspension shall remain in effect;

                           (h) Required Approvals. All Required Approvals shall have been obtained;

                           (i) Shares of Common Stock. On the Subsequent Closing Date the Company shall have duly reserved the number of Underlying Shares and Warrant Shares required by this Agreement to be reserved for issuance upon conversion or exercise of any Additional Securities, as applicable;

                           (j) Delivery of Securities. The Company shall have delivered to each Purchaser or such Purchaser's designee the Additional Securities, registered in the name of such Purchaser, and in form satisfactory to such Purchaser; and

                           (k) Performance of Conversion Obligations. The Company shall have delivered Underlying Shares upon conversion of the Convertible Securities and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of the Convertible Securities.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Fees and Expenses. (a) The Company shall pay the reasonable legal fees and expenses of Stroock & Stroock & Lavan LLP, counsel for the Purchasers, incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Transaction Documents. The Company shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by the Company incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities pursuant to the Transaction Documents.

         (b) The Company shall pay to Union Atlantic LC and Continental Capital & Equity Corporation (the "Finders") as a commission in connection with the transactions contemplated hereby, a fee payable in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Finders for such purpose equal to 8% of the aggregate purchase price of securities sold at such Closing (6.5% to Union Atlantic LC and 1.5% to Continental Capital & Equity Corporation). In addition, Union Atlantic LC will receive 100,000 Warrants in connection with the transactions contemplated hereby. The Finders are intended third-party beneficiaries of this
Section 5.1(b).

         5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the other Transaction Documents and, when filed with the Nevada Secretary of State, the Amended Articles and Certificate of Designation, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         5.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to each Purchaser at its address set forth under its name on
Schedule 1 attached hereto, or with respect to the Company, addressed to:

                  World Wide Wireless Communications Inc.
                  520 Third Street, Suite 101
                  Oakland, California  94607
                  Attention: Douglas P. Haffer
                  Telephone No.:  (510) 839-6100
                  Facsimile No.:  (510) 839-7088

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to any Purchaser shall be sent to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention:
James R. Tanenbaum, Esq., Telephone No.: (212) 806-5400, Facsimile No.: (212) 806-6006. Copies of notices to the Company shall be sent to Evers & Hendrickson, LLP, 155 Montgomery, 12th Floor, San Francisco, California 94104, Attention:
William D. Evers, Esq., Telephone No.: (415) 772-8100, Facsimile No.: (415) 772-8101.

         5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchasers; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the Securities outstanding. The Company shall not offer or pay any consideration to a Purchaser for consenting to such an amendment or waiver unless the same consideration is offered to each Purchaser and the same consideration is paid to each Purchaser which consents to such amendment or waiver.

         5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchasers. The Purchasers may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, except that any assignee must make the representations and warranties set forth in Section 2.2 and otherwise comply with the terms of this Agreement otherwise applicable to its assignor. This provision shall not limit a Purchaser's right to transfer securities or transfer or assign rights under the Registration Rights Agreement.

         5.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

         5.9 Survival. The agreements, covenants, representations, warranties and provisions contained in this Agreement shall survive the delivery of the Securities pursuant to this Agreement and each Closing hereunder and any conversion of the Convertible Securities or exercise of the Warrants.

         5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Publicity. The Company and each Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without each such Purchaser's prior written consent unless otherwise required by law, in which case the Company shall inform such Purchaser of such disclosure in writing prior to making such disclosure.

         5.12 Consent to Jurisdiction; Attorneys' Fees (a) The Company (including, but not limited to, its affiliates, subsidiaries, officers, directors and controlling persons) and each Purchaser hereby (i) irrevocably submits to the exclusive jurisdiction of any New York State court or Federal court sitting in the Borough of Manhattan, The City of New York in any action related to, connected with or arising out of, in whole or in part, the Transaction Documents, including, but not limited to, transactions in the securities of the Company subsequent to the purchase by such Purchaser or Persons claimed to be affiliated with such Purchaser, (ii) agrees that all claims in such action shall be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of inconvenient forum and
(iv) consents to the service of process by certified mail, return receipt requested. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

         (b) In connection with any dispute between the Company and any Purchaser, related to, connected with or arising out of, in whole or in part, the Transaction Documents including, but not limited to, transactions in the securities of the Company subsequent to the purchase, by a Purchaser or Persons claimed to be affiliated to a Purchaser, the prevailing party shall be awarded all reasonable attorneys' fees and expenses incurred by it. In that connection fees and expenses actually paid by a party in connection with the litigation of any dispute shall be deemed presumably reasonable.

         (c) In the event that any Purchaser or any Person claimed to be affiliated or associated with such Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including shareholders of the Company, in connection with or as a result of any matter referred to in the Transaction Documents, the Company will promptly reimburse such Purchaser and/or those claimed to be affiliated or associated with such Purchaser for its legal fees and expenses and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as those fees and expenses are incurred; provided, however, that if at the conclusion of such action, proceeding or investigation it shall be finally judicially determined by a court of competent jurisdiction that indemnity for such fees and expenses is contrary to law, or that such Purchaser is not the prevailing party then in that event, such Purchaser and/or any other Person having received such advances of fees and expenses shall promptly reimburse the Company in full for the sums advanced.

         (d) The provisions of this Section 5.12 shall survive any termination or completion of the Transaction Documents.

         5.13 Waiver of Jury Trial (a) The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to the Transaction Documents, or the transactions contemplated by the Transaction Documents, in any action, proceeding or other litigation of any type brought by any of the parties against any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 5.13 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of any of the Transaction Documents or any provision hereof or thereof. The waiver shall apply to any subsequent amendments, renewals, supplements or modifications to any of the Transaction Documents.

         (b) The provisions of this Section 5.13 shall survive any termination or completion of the Transaction Documents.

         5.14 Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable in any respect, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents and injunctive relief. Each of the Company and the Purchasers (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation or injunctive relief the defense that a remedy at law would be adequate.

         5.16 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of the other Purchasers hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

                                    WORLD WIDE WIRELESS
                                    COMMUNICATIONS, INC.


                                    By:     /s/ Douglas P. Haffer
                                         -------------------------------------
                                         Name:  Douglas P. Haffer
                                         Title:  President

                                    ESQUIRE TRADING & FINANCE, INC.


                                    By:     /s/ Roland Wineger
                                         -------------------------------------
                                         Name:  Roland Wineger
                                         Title:  Director

                                    AMRO INTERNATIONAL, S.A.


                                    By:     /s/ H. U. Bachofer
                                         -------------------------------------
                                         Name:  H. U. Bachofer
                                         Title:  Director

                                    CELESTE TRUST REG.


                                    By:     /s/ Thomas Hackl
                                         -------------------------------------
                                         Name:  Thomas Hackl
                                         Title:  Representative


                                    THE ENDEAVOR CAPITAL FUND, S.A.

                                             By:  Endeavor Management, Inc.

                                             By:    /s/ Shmuli Margulies
                                                ------------------------------
                                             Name:  Shmuli Margulies
                                             Title:  Director

                                    THE KESHET FUND, L.P.


                                    By:              /s/ David Grin
                                         -------------------------------------
                                         Name:  David Grin
                                         Title:

                                    KESHET, L.P.


                                    By:            /s/ David Grin
                                         -------------------------------------
                                         Name:  David Grin
                                         Title:

                                    NESHER, LTD.


                                    By:               /s/ J. D. Clarke
                                         -------------------------------------
                                         Name:  J. D. Clarke
                                         Title:  Director

                                                        Schedule 1

                                                        Purchasers
                                                        ----------
                                                  Number of     Principal Amount                             Portion of
                                                  Initial          of Initial           Number of        Initial Purchase
 Name of Purchaser      Address of Purchaser      Shares           Debentures        Initial Warrants          Price
 -----------------      --------------------      --------         -----------       ----------------    ----------------
Esquire Trading &     Schutzengelstrasse 36        140,000          $420,000             525,000              $700,000
Finance Inc.          Baar, Switzerland CH6342
                      Fax No.: 041-7601031

Amro International    c/o Ultra Finance Ltd.       300,000          $900,000            1,125,000            $1,500,000
S.A.                  Grossmuenster Platz 26,
                      P.O. Box 4401
                      Zurich, Switzerland
                      CH8022

Celeste Trust Reg.    c/o                          120,000          $360,000             450,000              $600,000
                      Trevisa-Treuhand-Ansalt
                      Landstrassse 8
                      9496 Furstentums
                      Balzers, Liechtenstien

The Endeavor          14/14 Divrea Chaim           150,000         $1,200,000           1,125,000            $1,500,000
Capital Fund, S.A.    Street
                      Jerusalem 94479, Israel

                      Fax No.:
                      011-972-2-5824443

Nesher, Ltd.          c/o Ragnall House            10,000            $80,000              75,000              $100,000
                      18 Peel Road
                      Douglas, Isle of Man
                      1M1 4L2, United Kingdom

Keshet, L.P.          Seameadow House              25,000           $200,000             187,500              $250,000
                      BlackBurn Highway
                      P.O. Box 173
                      Road Town, Tortola
                      British Virgin Islands

The Keshet Fund,      c/o KCM, LLC                 15,000           $120,000             112,500              $150,000
L.P.                  135 W. 50th Street
                      Suite 1700
                      New York, NY  10020

       Total:                                      760,000         $3.280,000           3,600,000            $4,800,000
                                                   =======         ==========           =========            ==========


                                                        Schedule 2

                                                        Purchasers
                                                 Number of       Principal Amount                           Portion of
                                                 Additional    or Stated Value of       Number of       Additional Purchase
 Name of Purchaser      Address of Purchaser      Shares           Additional       Additional Warrants        Price
 -----------------      --------------------     ---------     ------------------   ------------------- -------------------
                                                              Convertible Securities,
                                                                  as applicable
                                                                  -------------
Esquire Trading &     Schutzengelstrasse 36        56,000           $168,000             210,000              $280,000
Finance Inc.          Baar, Switzerland CH6342
                      Fax No.: 041-7601031

Amro International    c/o Ultra Finance Ltd.       120,000          $360,000             450,000              $600,000
S.A.                  Grossmuenster Platz 26,
                      P.O. Box 4401
                      Zurich, Switzerland
                      CH8022

Celeste Trust Reg.    c/o                          48,000           $144,000             180,000              $240,000
                      Trevisa-Treuhand-Ansalt
                      Landstrassse 8
                      9496 Furstentums
                      Balzers, Liechtenstien

The Endeavor          14/14 Divrea Chaim           60,000           $480,000             450,000              $600,000
Capital Fund, S.A.    Street
                      Jerusalem 94479, Israel

                      Fax No.:
                      011-972-2-5824443

Nesher, Ltd.          c/o Ragnall House             4,000            $32,000              30,000              $40,000
                      18 Peel Road
                      Douglas, Isle of Man
                      1M1 4L2, United Kingdom

Keshet, L.P.          Seameadow House              10,000            $80,000              75,000              $100,000
                      BlackBurn Highway
                      P.O. Box 173
                      Road Town, Tortola
                      British Virgin Islands

The Keshet Fund,      c/o KCM, LLC                  6,000            $48,000              45,000              $60,000
L.P.                  135 W. 50th Street
                      Suite 1700
                      New York, NY  10020

       Total:                                      304,000         $1.312,000           1,440,000            $1,920,000
                                                   =======         ==========           =========            ==========


                                                          -33-